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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                        DECEMBER RESULTS VS. PLAN               Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                        December, 1995     Fiscal 1995 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $42.9    $50.0    $30.4    $15.2

Cash Flow from Operations:
   Net Income (Loss)                        30.4     28.6     25.5     25.3
   Non-Cash Income Tax Exp (Ben)            12.5     12.4     10.4     11.0
   Other                                     0.8      0.6      6.1      6.0
                                        ------------------------------------
Cash Provided by (Used in) Operations       43.7     41.6     42.0     42.3

Changes in Working Capital:
   FIFO Inventory (increase) decrease      156.2    157.8     24.9     20.8
   Trade Payables increase (decrease)      (61.1)   (71.3)    (1.8)    12.1
   All Other                                49.8     68.2      4.0      8.4
                                        ------------------------------------
Net Changes in Working Capital             144.9    154.7     27.1     41.3

Capital Expenditures                        (2.5)    (0.5)   (25.1)   (24.7)

Other:
   ST Borrowings (Payments) - Revolver    (174.3)  (190.0)       -        -
   Capital Lease Payments                   (0.3)    (0.3)    (3.8)    (4.9)
   Long-Term Debt Payments                  (4.4)    (1.2)   (19.6)   (13.7)
   Financing Fee Payments                   (0.3)       -     (1.3)    (1.2)
                                        ------------------------------------
Total Other                               (179.3)  (191.5)   (24.7)   (19.8)
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv     6.8      4.3     19.3     39.1
                                        ------------------------------------

Ending Cash & Cash Equivalents             $49.7    $54.3    $49.7    $54.3
                                        ====================================

(a)As reported on Form 8-K dated August 18, 1995


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